UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	January 16, 2008

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-14201	33-0732627
(State of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.02 Termination of a Material Definitive Agreement.

Sempra Energy now expects the previously announced sale of its commodities-marketing business to a joint venture of Sempra Energy and The Royal Bank of Scotland to be completed by the end of the first quarter of 2008 upon receipt of one remaining regulatory approval for the transaction.

Following the closing, Sempra Energy expects to recommence a program to purchase $1 billion of its common shares. The program will be funded from the proceeds received from the joint venture transaction.

Sempra Energy’s previously announced $1 billion share purchase program originally scheduled to begin on February 7, 2008 has been suspended pending the closing of the joint venture transaction, and on January 16, 2008 the agreement with Merrill Lynch International providing for that program as a Collared Accelerated Share Acquisition Program was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: January 16, 2008	By: /S/ Joseph A. Householder
Joseph A. Householder Sr. Vice President and Controller